UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 30, 2017

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events

On August 30, 2017, Service Corporation International (the “Company”) reported the execution of a binding term sheet outlining the settlement of the lawsuit involving our subsidiary SCI Direct, Inc., among others. In the discussion of the lawsuit in our Form 10-Q for the quarter ended June 30, 2017, the lawsuit is styled Linda Allard, on behalf of herself and all others similarly situated v. SCI Direct, Inc., Case No 16-1033; In the United States District Court, Middle District of Tennessee. This case involves an alleged class action for telemarketing telephone calls made on behalf of our subsidiary.

If final court approval of the settlement is obtained, all claims under the lawsuit will be released. The terms of the settlement call for our subsidiary to pay $15.0 million to a settlement fund. An insurance carrier has agreed to reimburse us $3.5 million pursuant to the Company’s insurance coverage. The settlement of this matter will result in a one-time net charge of $11.5 million in our third quarter 2017 Statement of Operations.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 30, 2017	Service Corporation International

	By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
General Counsel and Secretary